Calculation of Filing Fee Tables
S-3
ATN International, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.01 per share	415(a)(6)						S-3	333-266723	08/18/2022
Carry Forward Securities		Equity	Preferred Stock, par value $0.01 per share	415(a)(6)						S-3	333-266723	08/18/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-266723	08/18/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-266723	08/18/2022
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-266723	08/18/2022
Carry Forward Securities		Other	Untis	415(a)(6)						S-3	333-266723	08/18/2022
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-266723	08/18/2022
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 300,000,000.00			S-3	333-266723	08/18/2022	$ 27,810.00
			Total Offering Amounts:				$ 300,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	ATN International, Inc. (the "Registrant") is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants, depositary shares, units and rights to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of debt securities, such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock and such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities that may be issued upon exercise of warrants and sale of units. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on the Registrant's Registration Statement (File No. 333-266723), filed on August 9, 2022 and declared effective on August 18, 2022 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities and an indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, having an aggregate initial offering price of $300,000,000, all of which remains unsold as the date of filing of this Registration Statement (the "Unsold Securities"), which the Registrant has determined to include in this registration statement. The Registrant paid a filing fee of approximately $27,810 (calculated at the prior filing fee rate) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A